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                                                           Exhibit 10(n)
                                                           -------------



                          CONSULTING AGREEMENT

      AGREEMENT (the "Agreement"), made as of the 1st day of January, 1997, by and between Union Pacific Corporation, a Utah corporation ("UPC"), and Drew Lewis ("Consultant").

                          W I T N E S S E T H:

      WHEREAS, Consultant is retiring as Chairman and Chief Executive Officer of UPC on December 31, 1996; and

      WHEREAS, UPC appreciates the value of Consultant's advice and counsel and wishes to retain him to provide consulting services relating to governmental affairs, strategic matters and such other matters on which his advice may be requested by UPC (the "Consulting Services"), and Consultant is willing to provide the Consulting Services, on the terms and conditions referred to herein.

      NOW THEREFORE, in consideration of the foregoing and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

      1. Engagement. UPC hereby agrees to engage the Consultant to provide the Consulting Services to UPC and its affiliates, and the Consultant hereby agrees to accept such engagement, on the terms and conditions set forth herein, for the period commencing January 1, 1997 and expiring on December 31, 2001.

      2. Services. The Consultant agrees, during the Term, to use his best efforts to provide Consulting Services to UPC and its affiliates, at the direction and request of the Chief Executive Officer of UPC, devoting such time as UPC may reasonably request, not to exceed 120 hours in any three month period unless Consultant agrees to a greater amount of time.

      3. Independent Contractor. The Consultant shall be deemed to be an independent contractor; the Consultant shall not be considered an employee or agent of UPC or its affiliates for any purpose and shall not be entitled or eligible to participate in any benefits or privileges given or extended by UPC or its affiliates to their employees. The Consultant shall have no power or right to enter into contracts or commitments on behalf of UPC or its affiliates.

      4.       Fees and Expenses.

               (a) Fees. In consideration of the Consulting Services as contemplated by this Agreement, UPC shall pay to the Consultant during the Term the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) per year payable annually in advance on or about the first business day of each year in the Term.

               (b) Reimbursement of Expenses. During the Term, UPC shall reimburse the Consultant for all reasonable and necessary business expenses incurred by him in accordance with and on the terms of UPC's customary expense reimbursement policies.

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      5.       Termination of Engagement.  UPC shall have the right to
terminate the engagement of the Consultant under this Agreement prior to the end of the Term for any reason, with or without cause.

      6. Effect of Termination. In the event the engagement of Consultant is terminated by UPC for any reason (other than breach by Consultant of his obligations hereunder), or in the event of Consultant's death, he shall be entitled to receive all fees specified under Section
4(a) for the remainder of the Term.   Except as expressly provided herein
to the contrary, upon termination of the Consultant's engagement hereunder, all rights and duties of the Consultant and UPC hereunder shall cease. Notwithstanding the foregoing, no termination shall affect the Consultant's duties and obligations to UPC under Sections 7 and 8 of this Agreement.

      7.       Confidential Information.

               (a) The Consultant shall not, without the written consent of the Board of Directors of UPC or a person authorized thereby or pursuant to lawful process, while engaged by UPC or at any time thereafter, directly or indirectly publish or disclose to any person, firm, corporation or other entity, whether or not a competitor of UPC or any affiliate thereof, except as necessary in connection with the performance by the Consultant of his duties to UPC, any Confidential Information. For purposes of this Agreement, "Confidential Information" means all information about UPC and its affiliates obtained or developed by Employee while an employee of or consultant to UPC including, but not limited to, information regarding directors, officers and other key personnel of UPC and its affiliates, financial information or plans and other matters, and which UPC has requested be held in confidence or which it could reasonably be expected to desire to be held in confidence, or the disclosure of which would likely be disparaging or disadvantageous to UPC or any of such employees and directors, but shall not include information already in the public domain.

               (b) The Consultant acknowledges that the provisions of this
Section 7 are reasonable and necessary for the protection of UPC and that UPC will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Consultant agrees that, in addition to any other relief to which UPC may be entitled in the form of actual or punitive damages, UPC shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction (without the posting of any bond therefor) for the purposes of restraining the Consultant from any actual or threatened breach of such covenants. UPC shall also be entitled to terminate the engagement of Consultant and cease all payments under Section 4 in the event of a breach of this Section 7 during the Term.

      8.       Noncompetition.

               (a) During the Term and for one year from the expiration of the Term, the Consultant will not directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, consultant or otherwise with, or have any financial interest in (except through the ownership of less than 5% of the outstanding shares of capital stock of publicly held corporations), or aid or assist anyone else in the conduct of, any business of the same type and character as the

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business UPC or any of its affiliates is conducting at that time (or at the time the Consultant's engagement hereunder was terminated if the Consultant is no longer engaged by UPC), including without limitation the business of providing transportation services, in any location in which UPC or its affiliates does business at the time (or at the time the Consultant's engagement hereunder was terminated if the Consultant is no longer engaged by UPC.)

               (b) The Consultant and UPC have attempted to specify a reasonable period of time, a reasonable area and reasonable restrictions to which this Section 8 shall apply. The Consultant and UPC agree that if a court or administrative body should subsequently determine that the terms of this Section 8 are greater than reasonably necessary to protect UPC's interests, UPC agrees to waive those terms that are found by a court or administrative body to be greater than reasonably necessary to protect UPC's interests and to request that the court or administrative body reform this Agreement specifying a reasonable period of time and such other reasonable restrictions as the court or administrative body deems necessary.

               (c) In addition to any other relief to which UPC may be entitled, UPC shall be entitled to terminate the engagement of Consultant and cease all payments under Section 4 in the event of a breach of this
Section 8 during the Term.

      9. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Consultant, to:
               Drew Lewis
               P.O. Box 70
               Lederach, PA 19450

      If to UPC, to:

               Union Pacific Corporation
               Martin Tower
               Eighth and Eaton Avenues
               Bethlehem, PA 18018
               Attn: Chief Executive Officer

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      10. Amendment and Waiver. No provisions of this Agreement may be amended, waived or discharged unless such amendment, waiver or discharge is agreed to in writing and signed by the Consultant and the Chief Executive Officer of UPC or another officer of UPC specifically designated by the Board of Directors of UPC. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other

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party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      11. Prior Agreement; Integration. The parties hereto agree that the Employment Agreement, dated January 30, 1986, between the parties is hereby terminated and no further obligations remain thereunder. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

      12. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

      13. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity and enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect.

      14. Assignment; Binding Agreement. This Agreement may not be transferred or assigned by either party, but shall be binding on the successors and permitted assigns of each party. This Agreement and all rights of the Consultant hereunder shall inure to the benefit of and be enforceable by the Consultant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        UNION PACIFIC CORPORATION


                                    By:   /s/ Richard K. Davidson
                                        ________________________
                                        Richard K. Davidson
                                        Chairman, President and
                                        Chief Executive Officer


                                        CONSULTANT

                                    By:   /s/ Drew Lewis
                                        ___________________________
                                             Drew Lewis